SUB ITEM 77Q1(a)

                               MFS SERIES TRUST V

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND

                                 CLASS R5 SHARES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust V, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4, and Class R5 Shares (as defined in the Declaration) of MFS International New Discovery Fund, MFS Research Fund and MFS Total Return Fund, each a series of the Trust, as follows:

         The class of shares previously designated as "Class R3 Shares" shall be redesignated as "Class R2 Shares," the class of shares previously designated as "Class R4 Shares" shall be redesignated as "Class R3 Shares," and the class of shares previously designated as "Class R5 Shares" shall be redesignated as "Class R4 Shares."

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER

Robert E. Butler
804 W. Park Avenue
State College PA  16803


LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467


DAVID H. GUNNING

David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas TX  75230


MICHAEL HEGARTY

Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY  10510


J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108


ROBERT J. MANNING

Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907


LAWRENCE T. PERERA

Lawrence T. Perera
18 Marlborough Street
Boston MA  02116


ROBERT C. POZEN

Robert C. Pozen
9 Arlington Street
Boston MA 02116


J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770


LAURIE J. THOMSEN

Laurie J. Thomsen
235 Nashawtuc Road
Concord MA 01742


ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane
Naples FL  34108